1 Yellow Corporation Investor Presentation May 2021 Exhibit 99.1

2 Statements & Disclaimers The information in this presentation is summary in nature and may not contain all information that is important to you. The Recipient acknowledges and agrees that (i) no representation or warranty regarding the material contained in this presentation is made by Yellow Corporation (the “Company” or “we”) or any of its affiliates and (ii) that the Company and its affiliates have no obligation to update or supplement this presentation or otherwise provide additional information. This presentation is for discussion and reference purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities or other property. This presentation contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to future events or future performance of the Company and include statements about the Company’s expectations or forecasts for future periods and events. Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology. We disclaim any obligation to update those statements, except as applicable law may require us to do so, and we caution you not to rely unduly on them. We have based those forward-looking statements on our current expectations and assumptions about future events, and while our management considers those expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those we discuss in the “Risk Factors” section of our Annual Report on Form 10-K and in other reports we file with the Securities and Exchange Commission (the “SEC”). This presentation includes the presentation of Adjusted EBITDA, a non-GAAP financial measure. Adjusted EBITDA is not a measure of financial performance in accordance with generally accepted accounting principles and may exclude items that are significant in understanding and assessing our financial results. Therefore, this measure should not be considered in isolation or as an alternative to net income from operations, cash flows from operations, earnings per fully-diluted share or other measures of profitability, liquidity or performance under generally accepted accounting principles. We believe our presentation of Adjusted EBITDA is useful to investors and other users as these measures represent key supplemental information our management uses to compare and evaluate our core underlying business results, particularly in light of our leverage position and the capital-intensive nature of our business. Additionally, Adjusted EBITDA helps investors to understand how the company is tracking against our financial covenants in our UST Credit Agreements and New Term Loan Agreement (collectively the “TL Agreements”) as this measure is calculated as prescribed therein as Consolidated EBITDA and to determine certain incentive compensation. You should be aware that this presentation of Adjusted EBITDA may not be comparable to similarly-titled measures used by other companies. For additional information on Adjusted EBITDA and the TL Agreements, refer to our quarterly reports on Form 10-Q and other reports we file with the SEC. A reconciliation of this measure to the most comparable measures presented in accordance with generally accepted accounting principles has been included in this presentation.

We are the second-largest LTL carrier and the fifth largest transportation company in North America. When you combine our regional capabilities with YRC Freight's national coverage, you get an expansive shipping footprint that only one of the largest LTL companies in North America can provide.


YELLOW

$4.5B 2020 Revenue	**~17.4M** Shipments Transported Annually	**~30,000** Employees
322 Terminals	**95+** Years of Experience	**~13,500 / ~41,900** Tractors / Trailers

YELLOW
Holland NEW PENN Reddaway YRC HNRY
3

Pre-Transformation Super-Regional Carrier Integrated nationwide LTL service   YELLOW Service Centers   Border Gateway       Legend 4 Enterprise Transformation

5 Example of Network Optimization Focused on gaining efficiencies and cost reductions through terminal cohabitation and consolidation Divisional, regional, and area operational reporting structure for Holland, New Penn, Reddaway, and YRC Freight are combined under a single leadership team 18 operational areas supporting the entire network of terminals CONSOLIDATION SCENARIO TERMINAL B Company 2 TERMINAL A Company 1 TERMINAL C Company 2 TERMINAL A Company 1 NETWORK OPTIMIZATION 6 key focus areas: Network Design and Facilities Linehaul Planning Routing and Interchange City Operations Dock and Yard Operations Visibility and Status Optimizing the network for increased efficiencies and service

6 San Antonio Little Rock Richmond Expanded Regional Next-Day Service Moving to a super-regional network includes expanding regional next-day service that leverages YRC Freight’s national coverage Offers customers faster transit times and a more streamlined supply chain

7 Approximately 79% of employees are represented by the IBT and covered by collective bargaining agreements 2021 total annual cash contributions approximately $134 million Contributions made to 29 multi-employer pension plans with various levels of underfunding. Multiemployer Pension plans are separate from Yellow and managed by independent trustees As of December 31, 2020 if the Company were to withdraw from or there was a termination of all of the multi-employer pension plans, the Company’s portion of the contingent liability would be an estimated $8 billion The American Rescue Plan signed into law in March 2021 will provide severely underfunded eligible multi-employer pension plans funding to cover retiree benefits until 2051 substantially mitigating the plans’ unfunded liabilities Yellow Corporation has, and expects to continue, making its required contractual contributions to the multi-employer pension plans as agreed to in the collective bargaining agreements Refer to the Company’s Form 10-K for further disclosures Multi-Employer Pension Plans (Union)

8 Certain employees not covered by collective bargaining agreements Plans closed to new participants effective January 1, 2004 with benefit accrual for active employees frozen effective July 1, 2008. As of December 31, 2020 the net funded status is fully funded, meaning aggregate fair value of the assets exceeds the aggregate projected benefit obligations 2021 cash contributions expected to be approximately $1 million and no significant annual contribution expected in years thereafter Single-Employer Pension Plans (Non-Union) Refer to the Company’s Form 10-K for further disclosures

9 Financial Results

10 Financial Results

11 CapEx Equivalent as a percentage of revenue 2020 CapEx Equivalent includes less than $1M of capital value of leases (a) (a) (a) (b) 2021 CapEx plan range of $450 million - $550 million includes investments in tractors, trailers, technology, box trucks, containers, liftgates and other assets In 1Q 2021 took delivery of more than 1,100 tractors, 1,600 trailers and 140 containers In 2Q 2021 expected to acquire approximately 1,100 tractors, 800 trailers and 400 containers (a) Reinvesting in the Business

12 Equity U.S. Treasury received 15.94 million shares of common stock and is the Company’s largest shareholder with approximately 30% of outstanding shares Debt U.S. Treasury loan provides two tranches totaling $700 million in aggregate principal commitments Tranche A for $300 million is to cover deferred short-term contractual obligations, certain other deferred obligations including pension and healthcare payments and working capital. Tranche A was fully drawn as of December 31, 2020. Tranche B for $400 million will be used for reinvestment in tractors and trailers. A total of $381 million of Tranche B has been drawn through April 2021. The remaining $19 million is expected to be drawn in 2021. CARES Act Funding

13 Term Loan Lease Financing Obligations CDA Notes UST Tranche A UST Tranche B (in millions) UST Tranche A carries a variable interest rate based on the Eurodollar rate, which is currently determined by the 1, 2, 3 or 6-month USD Libor with a floor of 1.0%, plus a fixed margin of 3.5%. 1.5% is paid in cash and the remainder paid-in-kind (PIK). The Tranche A balance includes $4.4M of PIK interest as of 3/31/21. UST Tranche B carries a variable interest rate based on the Eurodollar rate, which is currently determined by the 1, 2, 3 or 6-month USD Libor with a floor of 1.0%, plus a fixed margin of 3.5%. All paid all in cash. The Term Loan carries a variable interest rate based on the Eurodollar rate, which is currently determined by the 1, 2, 3 or 6-month Libor, with a floor of 1.0%, plus a fixed margin of 7.5%. All paid in cash. Capital Structure Overview

14 Investment Summary Strong industry position with one of the largest, most comprehensive logistics and LTL networks in North America with local, regional, national and international capabilities Multi-year enterprise transformation to One Yellow on schedule for completion in 2022, will create operational opportunities that expand revenue, accelerate cost reductions and improve productivity 2021 CapEx plan of $450 million to $550 million. Includes investments in tractors, trailers, technology, box trucks, containers, liftgates and other assets Reinvestment in the business expected to drive improved results and position the Company for future profitability and growth Experienced Senior Leadership Team and Board of Directors

Appendix

16 Free cash flow = operating cash flow less acquisitions of property and equipment, net of cash proceeds from disposals During FY 2019, the Company recognized cash proceeds on the sale of terminals of approximately $22 million During FY 2020, the Company recognized cash proceeds on the sale of terminals of approximately $53 million Cash Flow

17 Largest debt instruments and the labor agreement mature at various dates in 2024 IBT March ABL Facility Jan. Term Loan June CDA Notes December UST Loan Sept. Capital Structure and Labor Timeline

18 (in millions) LTM Adjusted EBITDA Covenant

19 (a) Percent change based on unrounded figures and not the rounded figures presented Operating Statistics – First Quarter

20 (in millions) Adjusted EBITDA Reconciliation

www.myyellow.com NASDAQ: YELL Tony Carreño Vice President - Investor Relations (913) 696-6108 investor@myyellow.com